Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

On April 26, 2011, SuccessFactors, Inc. (“SuccessFactors” or “the Company”) entered into a definitive agreement to acquire Plateau Systems, LTD. (“Plateau”). Under the terms of the acquisition agreement, SuccessFactors will acquire all issued and outstanding shares of Plateau in exchange for $130.2 million in cash plus 3,407,130 shares of common stock (valued at $100.8 million as of June 24, 2011). In addition, vested and unvested stock options and restricted stock units (RSU’s) held by Plateau employees expected to be retained will be converted to SuccessFactors options and restricted stock units. The fair value of the assumed options and RSU’s for which employee service was performed prior to the acquisition, valued at $13.3 million, as of June 24, 2011, is included in the purchase price.

The acquisition closed on June 29, 2011 and will be accounted for using the purchase method of accounting and, accordingly, the tangible and intangible assets acquired and liabilities assumed from Plateau will be recorded at their estimated fair values as of the date of the acquisition. Our preliminary allocation of the purchase price is pending completion of several elements, including the finalization of an independent appraisal for the purposes of measuring the fair value of acquired intangible assets. Accordingly, there may be material adjustments to the allocation of the purchase price.

The following unaudited pro forma condensed combined balance sheet is based on historical balance sheets of SuccessFactors and Plateau and has been prepared to reflect the acquisition as if it had been consummated on March 31, 2011. Due to different fiscal year ends, such pro forma information is based upon the historical consolidated balance sheet data of SuccessFactors as of March 31, 2011 and Plateau as of February 28, 2011. The pro forma combined statements of operations has been prepared to reflect the acquisition as if it had been consummated on January 1, 2010. The following unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2010 combines SuccessFactors’ historical consolidated statement of operations for the year then ended with Plateau’s historical consolidated statement of operations for the year ended February 28, 2011. The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2011 combines SuccessFactors’ historical consolidated statement of operations for the three months then ended with Plateau’s historical consolidated statement of operations for the three months ended February 28, 2011. Revenue and net income of $17.9 million and $9.7 million, respectively, for Plateau’s three months ended February 28, 2011 is included in both the twelve month period and the three month period pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined financial statements are based on the estimates and assumptions set forth in the notes to such statements, which are preliminary and have been made solely for purposes of developing such pro forma information. The final determination of the purchase price allocation will be based on the established fair value of the assets acquired, including the fair value of the identifiable intangible assets, and liabilities assumed as of the acquisition date. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values, and resulting goodwill may differ significantly from what is reflected in these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are not necessarily an indication of the results that would have been achieved had the acquisition been consummated as of the dates indicated or that may be achieved in the future. Furthermore, no effect has been given in the unaudited pro forma condensed combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of SuccessFactors and Plateau or costs that may be incurred in integrating the two companies. The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and related notes, together with management’s discussion and analysis of financial condition and results of operations, contained in the SuccessFactors’ Annual Report on Form 10-K for the year ended December 31, 2010, which is on file with the Securities and Exchange Commission (“SEC”), and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

A summary of the estimated purchase price allocation to the fair value of assets acquired and liabilities assumed is as follows (in thousands):

Cash consideration		$130,157
Stock consideration		100,816
Stock options/RSU’s assumed		13,346

Total preliminary estimated purchase price		$244,319

Preliminary allocation of purchase price:
Current assets	$29,386
Property and equipment, net	3,205
Other assets	31
Current liabilities (less deferred revenue)	(8,623)
Favorable leases	630
Deferred revenue	(12,970)
Current maturities of long-term debt	(417)
Long-term debt	(633)
Long-term liabilities	(19,399)

Total tangible assets acquired	(8,790)

Fair value of identifiable intangible assets acquired:
Software	31,000
Customer relationships – subscription	16,100
Customer relationships – maintenance services	16,000
Customer relationships – professional services	1,100

Total identifiable intangible assets acquired	64,200

Goodwill	188,909

Total	$244,319

The amount allocated to the identifiable intangible assets represents the Company’s preliminary estimate of the identifiable intangible assets acquired from Plateau, consisting of the Plateau software and customer relationships.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K.

This information should be read in conjunction with:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•

separate unaudited historical consolidated financial statements of SuccessFactors as of and for the three-month period ended March 31, 2011 included in SuccessFactors’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

•

separate audited historical consolidated financial statements of SuccessFactors as of and for the fiscal year ended December 31, 2010 included in SuccessFactors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	separate audited historical financial statements of Plateau as of and for year ended February 28, 2011, included elsewhere in this Form 8-K.

Unaudited Pro Forma Condensed Combined Balance Sheet

(In thousands, except per share data)

	SuccessFactors March 31, 2011	Plateau February 28, 2011	Pro Forma Adjustments	Notes	Pro Forma
ASSETS:
Current assets:
Cash and cash equivalents	$158,232	$15,508	$(130,157)	(A)	$43,583
Marketable securities	209,259	—			209,259
Accounts receivable, net of allowance for doubtful accounts	62,661	15,265			77,926
Deferred commissions	7,677	—			7,677
Prepaid expenses and other current assets	10,727	9,018	(7,113)	(O)	12,632

Total current assets	448,556	39,791	(137,270)		351,077
Restricted cash	918	—			918
Property and equipment, net	9,353	3,241			12,594
Deferred commissions, net of current portion	10,604	—			10,604
Intangible assets	40,231	271	64,004	(B)	104,506
Goodwill	67,023	—	188,909	(G)	255,932
Other assets	936	2,611	630	(C)	1,710
			(2,467)	(O)

Total assets	$577,621	$45,914	$113,806		$737,341

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$5,540	$1,830			$7,370
Accrued expenses and other current liabilities	15,471	4,042	3,000	(N)	22,513
Accrued employee compensation	18,829	3,322			22,151
Deferred revenue	217,335	26,160	(12,512)	(J)	230,983
Contingent consideration	2,222	—			2,222

Total current liabilities	259,397	35,354	(9,512)		285,239
Deferred revenue, net of current portion	12,236	3,358	(979)	(J)	14,615
Long-term tax payable	2,056	—	—		2,056
Contingent consideration, net of current portion	12,435	—			12,435
Other long-term liabilities	2,350	1,705	(765)	(E)	3,290
			(9,580)	(O)
			28,979	(L)
			(19,399)	(L)

Total liabilities	288,474	40,417	(11,256)		317,635

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding as of December 31, 2010	—	—	—		—
Series A redeemable convertible preferred stock 0.01 par value; 10,560 shares authorized; 10,345 issued and outstanding; and liquidation preference of $40,923 at February 28, 2011	—	40,923	(40,923)	(F)	—
Series B redeemable convertible preferred stock 0.01 par value; 4,203 shares authorized; 3,017 issued and outstanding; and liquidation preference of $6,385 at February 28, 2011	—	6,385	(6,385)	(F)	—
Common Stock	79	180	(180)	(F)	79
Additional paid-in capital	513,536	—	114,160	(H)	627,696
Accumulated other comprehensive loss	4,162	(16)	16	(F)	4,162
Accumulated deficit	(228,630)	(41,975)	58,374	(F,L,N)	(212,231)

Total stockholders’ equity	289,147	5,497	125,063		419,707
Total liabilities and stockholders’ equity	$577,621	$45,914	$113,806		$737,341

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except per share data)

	Historical
	SuccessFactors Year Ended December 31, 2010	Plateau Year Ended February 28, 2011		Pro Forma Adjustments	Notes	Pro Forma
Revenue	$205,926		$66,121	$—		$272,047
Cost of revenue	56,491		26,952	6,005	(D,I)	89,448

Gross profit	149,435		39,169	(6,005)		182,599

Operating expenses:
Sales and marketing	99,051		16,877	7,286	(D,I)	123,214
Research and development	39,892		13,204	335	(D)	53,431
General and administrative	28,067		8,797	522	(D,K)	37,386

Total operating expenses	167,010		38,878	8,143		214,031

Loss from operations	(17,575)		291	(14,148)		(31,432)
Interest income (expense) and other, net	6,368		(76)	—		6,292

Loss before provision for income taxes	(11,207)		215	(14,148)		(25,140)
Provision for income taxes	(1,243)		9,449	0	(M)	8,206

Net loss	$(12,450)		$9,664	$(14,148)		$(16,934)

Net loss per common share, basic	$(0.17)	$				$(0.22)

Net loss per common share, diluted	$(0.17)	$				$(0.22)

Shares used in computing net loss per common share, basic	73,939			3,407	(P)	77,346

Shares used in computing net loss per common share, diluted	73,939			3,407	(P)	77,346

See accompanying notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except per share data)

	SuccessFactors Three Months Ended March 31, 2011	Plateau Three Months Ended February 28, 2011		Pro Forma Adjustments	Notes		Pro Forma
Revenue	$67,598		$17,868	$—			$85,466
Cost of revenue	20,070		6,629	1,501	(D,I)		28,200

Gross profit	47,528		11,239	(1,501)			57,266

Operating expenses:
Sales and marketing	30,971		4,998	1,822	(D,I)		37,791
Research and development	13,766		3,066	84	(D)		16,916
General and administrative	2,001		2,745	130	(D,K)		4,876

Total operating expenses	46,738		10,809	2,036			59,583

Loss from operations	790		430	(3,537)			(2,317)
Interest income (expense) and other, net	1,320		(124)	—			1,196

Loss before provision for income taxes	2,110		306	(3,537)			(1,121)
Provision for income taxes	609		9,443	0	(M)		10,052

Net income (loss)	$2,719		$9,749	$(3,537)			$8,931

Net income (loss) per common share, Basic	$0.04	$					$(0.11)

Net income (loss) per common share, Diluted	$0.03	$					$(0.10)

Shares used in per share calculation, Basic	77,542			3,407	(P	)	80,949

Shares used in per share calculation, Diluted	82,982			4,757	(P	)	87,739

See accompanying notes to unaudited pro forma condensed combined financial statements.

SuccessFactors, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

Year Ended December 31, 2010 and Three Months Ended March 31, 2011

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical financial information of SuccessFactors, Inc. (“SuccessFactors” or “the Company”) and Plateau Systems, LTD. (“Plateau”) after giving effect to the acquisition of Plateau by SuccessFactors using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the year ended December 31, 2010 combines the historical results for SuccessFactors for each of the periods presented, and the historical results for Plateau for the three months ended February 28, 2011 and year ended February 28, 2011 as if the acquisition had occurred as of January 1, 2010.

2. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(A)	Reflects the $130.2 million of the purchase price paid in cash.

(B)	Reflects estimated fair value of identifiable intangible assets acquired from Plateau, consisting of software and customer relationships with fair values of $31 million and $33.2 million, respectively, offset by elimination of Plateau’s historical intangible assets.

(C)	Reflects the adjustment for favorable lease agreement acquired from Plateau.

(D)	Reflects stock based compensation expense associated with the assumed unvested options and restricted stock units of $1.5 million and $0.4 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.

(E)	Reflects the elimination of certain liabilities that were not assumed such as outstanding preferred stock warrants.

(F)	Reflects the elimination of Plateau historical stockholders’ equity balance.

(G)	Goodwill is measured as the excess of the purchase price over the fair value of net assets acquired from Plateau.

(H)	Reflects the shares of SuccessFactors’ common stock issued in connection with the Plateau acquisition, valued at $100.8 million as of June 24, 2011, and the fair value of the assumed options and restricted stock units for which services had been rendered prior to the acquisition of $13.3 million.

(I)	Reflects amortization of identifiable intangible assets of $12.5 million and $3.1 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively. Estimated useful lives of the intangible assets was 5.5 years for software, 7 years for subscription, 4 years for maintenance customer relationships and 2 years for professional services customer relationships.

(J)	Reflects adjustments to reduce Plateau’s historical deferred revenue balances to the fair value of the legal performance obligation under Plateau’s contracts.

(K)	Reflects the amortization of the favorable lease agreement acquired from Plateau of $113,000 and $28,000 for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.

(L)	The Company expects to record a $29.0 million deferred tax liability as of the acquisition date primarily related to the acquired intangible assets and the difference between the book and tax basis of the assumed deferred revenue. The Plateau deferred tax liability exceeds the acquired deferred tax assets by $19.4 million which creates an additional source of income to realize the Company’s deferred tax assets. As such, authoritative guidance requires the Company to record the impact on the acquiring company’s deferred tax assets outside of purchase accounting. Accordingly, the valuation allowance on the Company’s deferred tax assets will be released and result in an estimated financial statement benefit of $19.4 million. The actual tax benefit upon completion of the purchase price allocation may range from $20.0 million up to $29.0 million depending on the timing of tax attributes available to offset the timing of income related to the amortization of acquired intangibles.

(M)	SuccessFactors has a full valuation allowance in the U.S., so there was no tax benefit associated with the amortization of the intangible assets and deferred compensation.

(N)	SuccessFactors estimates that it will incur direct transaction costs of approximately $3.0 million, which will be charged to operating expenses in the period incurred. This amount is a preliminary estimate and is therefore subject to change. There can be no assurance that SuccessFactors will not incur additional costs in subsequent quarters associated with the proposed acquisition.

(O)	Plateau’s historical deferred tax assets were reclassed to long term deferred tax liability included in other long-term liabilities to net tax attributes from the same tax jurisdiction.

(P)	Reflects the issuance of shares of SuccessFactors common stock to former Plateau shareholders.